SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                               June 19, 2002
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                    (Date of earliest event reported)


                             IBL Bancorp, Inc.
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           (Exact name of registrant as specified in its charter)


       Louisiana                    000-24907                 72-1421499
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
of incorporation)                                           Identification No.)



23910 Railroad Avenue, Plaquemine, Louisiana                     70764
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(Address of principal executive offices)                       (Zip code)


                               (225) 687-6337
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            (Registrant's telephone number, including area code)


                                    N/A
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(Former name, former address and former fiscal year, if changed since last report)



Item 5.   Other Events


     On June 19, 2002, IBL Bancorp, Inc. ("IBL" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Shay Investment Services, Inc. ("Shay"), pursuant to which Shay will acquire IBL (the "Merger"). The Agreement requires Shay to pay $24.00 in cash for each outstanding share of IBL common stock other than shares owned by Shay in other than a fiduciary capacity or as a result of debts previously contracted and other than dissenting shares. All options to purchase IBL common stock outstanding upon consummation of the Merger will be cancelled and in consideration of such cancellation, the option holders will receive a cash payment equal to the difference between the Merger Consideration of $24.00 per share and the per share exercise price of the options. In addition, Iberville Building and Loan Association will become a wholly owned subsidiary of Shay.

     Under the terms of the Agreement, in the event the Merger is not consummated due to a willful breach, the breaching party will pay the documented out-of-pocket expenses and fees of the non-breaching party up to $250,000. If IBL enters into a merger agreement with a third party, if a third party acquires 25% or more of the IBL common stock, or if certain events occur after a bona fine acquisition proposal is made by a third party, IBL will pay a $300,000 termination fee to Shay. However, IBL will not have to pay both the out-of-pocket expenses and fees of Shay and a termination fee.

     The Merger is subject to various conditions, including the approval of the Agreement by IBL's stockholders, the receipt of approvals of state and federal regulatory authorities, and certain third party consents. The Merger will be accounted for as a purchase and is currently expected to close in the fourth quarter of 2002.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as
Exhibit 2.1 and made a part hereof by reference thereto.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

        (c)    Exhibits

        See Exhibit Index


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     IBL BANCORP, INC.




Date: June 25, 2002                  By:  /s/ G. Lloyd Bouchereau, Jr.
                                          -------------------------------------
                                          G. Lloyd Bouchereau, Jr.
                                          President and Chief Executive Officer

















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                                EXHIBIT INDEX



Exhibit Number                        Description
--------------                        -----------

2.1 Agreement and Plan of Merger, dated as of June 19, 2002, by and between Shay Investment Services, Inc. and IBL Bancorp, Inc.

99.1* Press release dated June 19, 2002 issued jointly on June 19, 2002 by Shay Investment Services, Inc. and IBL Bancorp, Inc.


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(*)  Incorporated by reference from the filing made with the Securities and
     Exchange Commission on June 20, 2002 by the Company as additional definitive proxy materials.